As filed with the Securities and Exchange Commission on January 4, 2005.

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 4, 2005 (December 29, 2004)

MEDAREX, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 State Road, Princeton, N.J. 08540-1437

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (609) 430-2880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MEDAREX, INC.
TABLE OF CONTENTS
FOR
CURRENT REPORT ON FORM 8-K

Item 1.01	Entry Into a Material Definitive Agreement

Item 9.01	Financial Statements and Exhibits.

Signature

Item 1.01.                 Entry Into a Material Definitive Agreement.

On December 29, 2004, Medarex, Inc. (the “Company”), established The Second 2004 Restricted Stock Unit Award and Deferred Compensation Program under the Medarex, Inc. 2001 Stock Option Plan (the “Program”), which allows the Company’s executive officers to defer up to fifty percent (50%) of their annual bonus for a period of three (3) years.  Under the terms of the Program, the deferred portion, which would otherwise be payable in cash, is converted to restricted stock units that the Company is required to match.  An amount equal to twenty-five percent (25%) of the Company’s matching portion vests on the grant date.  So long as the executive officer remains employed by the Company, an additional twenty-five percent (25%) of the Company’s matching portions vests on each anniversary of the grant date for the next three (3) years.  Each restricted stock unit represents one (1) share of the Company’s common stock.  All benefits under the Program will be distributed in a single payment and are payable only in shares of the Company’s common stock.  A copy of the Program is attached to this Current Report on Form 8-K as Exhibit 99.1

The information included in this Current Report on Form 8-K shall not be deemed “filed” for purposes of, nor shall it be deemed incorporated by reference in, any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01                    Financial Statements and Exhibits.

(c)                    Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number

99.1 The Second 2004 Restricted Stock Unit Award and Deferred Compensation Program under the Medarex, Inc. 2001 Stock Option Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC.
Registrant

Date: January 4, 2005	By:	/s/ Christian S. Schade
Christian S. Schade
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	The Second 2004 Restricted Stock Unit Award and Deferred Compensation Program under the Medarex, Inc. 2001 Stock Option Plan.